Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial data for Triumph Bancorp, Inc. (“Triumph” or the “Company”) and ColoEast Bankshares, Inc. (“ColoEast”), have been prepared to reflect the acquisition of ColoEast by the Company, which was completed on August 1, 2016. The unaudited pro forma combined balance sheet as of June 30, 2016 gives effect to the acquisition as if it occurred on that date. The unaudited pro forma combined statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the acquisition as if it occurred on January 1, 2015.

Additionally, the unaudited pro forma combined balance sheet as of June 30, 2016 has been adjusted to reflect the Company’s subsequent redemption of preferred stock assumed from ColoEast as if the redemption had occurred on that date. The Company completed the redemption of the assumed preferred stock on August 31, 2016.

The unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. The Company is the acquirer for accounting purposes. Under this method of accounting, the assets and liabilities of ColoEast were recorded by the Company at their estimated fair values, with the excess cost over the fair value of ColoEast’s net assets recorded as goodwill. The Company is currently in the process of obtaining fair values for certain assets and assumed liabilities; therefore, the following estimates are preliminary.

The following unaudited pro forma combined statements of income do not include the effects of any non-recurring costs associated with any restructuring or integration activities resulting from the acquisition that had not yet been recorded at June 30, 2016, as they are non-recurring in nature and not factually supportable at this time.

The unaudited pro forma combined financial statements are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined financial information should be read together with:

•	The accompanying notes to the unaudited pro forma combined financial statements;

•

The Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015;

•	ColoEast’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included as Exhibit 99.1 in this Current Report on Form 8-K/A;

•

The Company’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016, included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016; and

•	ColoEast’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016, included as Exhibit 99.2 in this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2016

(Dollar amounts in thousands)

			Pro forma		Preferred Stock		Pro forma
	Triumph	ColoEast	Adjustments		Redemption		Combined
ASSETS
Cash and cash equivalents	$61,750	$62,989	$(70,000)	A	$(14,960)	M	$39,779
Securities - available for sale	159,790	171,102	—		—		330,892
Securities - held to maturity	27,502	—	—		—		27,502
Loans held for sale, at fair value	—	157	—		—		157
Loans and financing leases	1,410,518	464,352	(11,795)	B	—		1,863,075
Allowance for loan and lease losses	(13,772)	(5,845)	5,845	C	—		(13,772)
Loans and financing leases, net	1,396,746	458,507	(5,950)		—		1,849,303
Federal Home Loan Bank stock, at cost	6,368	552	—		—		6,920
Premises and equipment, net	19,629	21,159	3,021	D	—		43,809
Other real estate owned, net	6,074	4,407	(1,402)	E	—		9,079
Goodwill	15,968	11,518	869	F	—		28,355
Intangible assets, net	10,192	118	7,120	G	—		17,430
Bank-owned life insurance	29,786	8,797	—		—		38,583
Deferred tax assets, net	15,042	4,891	(758)	H	—		19,175
Other assets	34,548	8,462	(205)	I	—		42,805
Total assets	$1,783,395	$752,659	$(67,305)		$(14,960)		$2,453,789
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest bearing	$170,834	$162,965	$—		$—		$333,799
Interest bearing	1,104,320	496,289	—		—		1,600,609
Total deposits	1,275,154	659,254	—		—		1,934,408
Customer repurchase agreements	13,635	—	—		—		13,635
Federal Home Loan Bank advances	180,500	—	—		—		180,500
Junior subordinated debentures	24,823	11,855	(4,127)	J	—		32,551
Other liabilities	9,520	3,412	4,460	K	(4,460)	M	12,932
Total liabilities	1,503,632	674,521	333		(4,460)		2,174,026
Commitments and contingencies
Stockholders' equity
Preferred Stock	9,746	10,500	—		(10,500)	M	9,746
Common stock	182	104	(104)	L	—		182
Additional paid-in-capital	195,711	32,564	(32,564)	L	—		195,711
Treasury stock, at cost	(741)	—	—		—		(741)
Retained earnings	73,340	33,333	(33,333)	L	—		73,340
Accumulated other comprehensive income	1,525	1,637	(1,637)	L	—		1,525
Total stockholders’ equity	279,763	78,138	(67,638)		(10,500)		279,763
Total liabilities and stockholders' equity	$1,783,395	$752,659	$(67,305)		$(14,960)		$2,453,789

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2016

(Dollar amounts in thousands, except per share amounts)

			Pro forma		Pro forma
	Triumph	ColoEast	Adjustments		Combined
Interest and dividend income:
Loans, including fees	$34,635	$12,920	$502	N	$48,057
Factored receivables, including fees	16,461	56	—		16,517
Taxable securities	1,733	1,273	—		3,006
Tax exempt securities	13	—	—		13
Cash deposits	405	109	—		514
Total interest income	53,247	14,358	502		68,107
Interest expense:
Deposits	4,013	968	—		4,981
Junior subordinated debentures	614	218	63	O	895
Other borrowings	224	21	—		245
Total interest expense	4,851	1,207	63		6,121
Net interest income	48,396	13,151	439		61,986
Provision for loan losses	1,428	628	—		2,056
Net interest income after provision for loan losses	46,968	12,523	439		59,930
Noninterest income:
Service charges on deposits	1,354	599	—		1,953
Card income	1,123	594	—		1,717
Net OREO gains (losses) and valuation adjustments	(1,215)	(475)	—		(1,690)
Net gains on sale of securities	5	—	—		5
Net gains on sale of loans	16	—	—		16
Fee income	1,038	91	—		1,129
Asset management fees	3,234	—	—		3,234
Other	3,094	874	—		3,968
Total noninterest income	8,649	1,683	—		10,332
Noninterest expense:
Salaries and employee benefits	24,481	7,843	—		32,324
Occupancy, furniture and equipment	3,027	1,652	(107)	P	4,572
FDIC insurance and other regulatory assessments	505	547	—		1,052
Professional fees	2,174	726	—		2,900
Amortization of intangible assets	1,694	119	473	Q	2,286
Advertising and promotion	1,147	182	—		1,329
Communications and technology	2,695	672	—		3,367
Other	4,686	1,512	—		6,198
Total noninterest expense	40,409	13,253	366		54,028
Net income before income tax	15,208	953	73		16,234
Income tax expense (benefit)	5,576	(1,111)	1,487	R	5,952
Net income	9,632	2,064	(1,414)		10,282
Dividends on preferred stock	(389)	—	—		(389)
Net income available to common stockholders	$9,243	$2,064	$(1,414)		$9,893
Earnings per common share
Basic	$0.52				$0.55
Diluted	$0.51				$0.55

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

For the Year Ended December 31, 2015

(Dollar amounts in thousands, except per share amounts)

			Pro forma		Pro forma
	Triumph	ColoEast	Adjustments		Combined
Interest and dividend income:
Loans, including fees	$61,637	$24,130	$1,711	N	$87,478
Factored receivables, including fees	33,944	124	—		34,068
Taxable securities	2,655	2,851	—		5,506
Tax exempt securities	59	—	—		59
Cash deposits	465	89	—		554
Total interest income	98,760	27,194	1,711		127,665
Interest expense:
Deposits	6,906	2,038	—		8,944
Junior subordinated debentures	1,121	287	121	O	1,529
Other borrowings	82	59	—		141
Total interest expense	8,109	2,384	121		10,614
Net interest income	90,651	24,810	1,590		117,051
Provision for loan losses	4,529	20	—		4,549
Net interest income after provision for loan losses	86,122	24,790	1,590		112,502
Noninterest income:
Service charges on deposits	2,732	1,323	—		4,055
Card income	2,234	1,205	—		3,439
Net OREO gains (losses) and valuation adjustments	(108)	(1,980)	—		(2,088)
Net gains on sale of securities	259	438	—		697
Net gains on sale of loans	1,630	—	—		1,630
Fee income	1,931	188	—		2,119
Bargain purchase gain	15,117	—	—		15,117
Asset management fees	5,646	—	—		5,646
Other	3,856	2,068	—		5,924
Total noninterest income	33,297	3,242	—		36,539
Noninterest expense:
Salaries and employee benefits	50,175	15,238	—		65,413
Occupancy, furniture and equipment	6,259	3,129	(94)	P	9,294
FDIC insurance and other regulatory assessments	1,086	1,167	—		2,253
Professional fees	4,429	792	—		5,221
Amortization of intangible assets	3,979	239	1,077	Q	5,295
Advertising and promotion	2,061	454	—		2,515
Communications and technology	4,360	1,177	—		5,537
Other	9,516	3,232	—		12,748
Total noninterest expense	81,865	25,428	983		108,276
Net income before income tax	37,554	2,604	607		40,765
Income tax expense	8,421	297	423	R	9,141
Net income	29,133	2,307	184		31,624
Dividends on preferred stock and earnings attributable to noncontrolling interest	(780)	(142)	—		(922)
Net income available to common stockholders	$28,353	$2,165	$184		$30,702
Earnings per common share
Basic	$1.60				$1.73
Diluted	$1.57				$1.70

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of June 30, 2016 and the unaudited pro forma combined statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015 are based on the historical financial statements of the Company and ColoEast after giving effect to the completion of the acquisition and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined balance sheet as of June 30, 2016 gives effect to the acquisition and other adjustments as if they occurred on that date. The unaudited pro forma combined statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the acquisition as if it occurred on January 1, 2015. Such financial statements do not reflect cost savings or operating synergies expected to result from the acquisition, or the cost to achieve these cost savings or operating synergies, or any anticipated disposition of assets or liquidation of liabilities that may result from the integration of the operations of the two companies.

The transaction was accounted for under the acquisition method of accounting. All of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair values, while transaction and restructuring costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, net of deferred taxes, is allocated to goodwill, which resulted from the combination of expected operational synergies and expanded market share.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operation or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

NOTE 2 – PRO FORMA UNAUDITED PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

Pursuant to the acquisition agreement between the Company and ColoEast, the Company paid $70,000,000 in cash for the outstanding common stock of ColoEast and assumed ColoEast’s outstanding preferred stock. The following table presents the preliminary purchase accounting allocations used in the pro forma financial statements as of June 30, 2016:

June 30,
(Dollars in thousands)	2016
Fair value of assets acquired:
Cash and cash equivalents	$62,989
Securities	171,102
Loans held for sale	157
Loans	452,557
FHLB and Federal Reserve Bank stock	552
Premises and equipment	24,180
Other real estate owned	3,005
Intangible assets	7,238
Bank-owned life insurance	8,797
Deferred income taxes	4,133
Other assets	8,257
742,967
Fair value of liabilities assumed:
Deposits	659,254
Junior subordinated debentures	7,728
Other liabilities	7,872
674,854
Fair value of net assets acquired	68,113
Cash paid	70,000
Preferred Stock assumed	10,500
Cash paid and preferred stock assumed	80,500
Goodwill	$12,387

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of ColoEast based on their estimated fair values as of the closing of the acquisition. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the pro forma purchase price allocation and unaudited pro forma adjustments will remain preliminary until the Company's management determines the fair value of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed at the earlier of (i) twelve months from the date of the acquisition or (ii) as soon as the Company receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805.

The Company has preliminarily allocated $7,238,000 to amortizable core deposit intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma combined financial statements.  The core deposit intangible will be amortized over a ten year period on an accelerated basis which is expected to produce the following amortization expense for the combined operations:

(Dollars in thousands)
Year 1	$1,316
Year 2	1,184
Year 3	1,053
Year 4	921
Year 5	790
Thereafter	1,974
$7,238

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired, net of deferred taxes. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

NOTE 3 – PRELIMINARY UNAUDITED PRO FORMA ADJUSTMENTS

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the acquisition and redemption of preferred stock been completed at the date indicated, and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-acquisition periods. The unaudited pro forma financial information does not give consideration to the impact of possible expense efficiencies, synergies, or other actions that may result from the acquisition.

The following unaudited pro forma adjustments result from accounting for the acquisition and redemption of the preferred stock.

The descriptions related to these preliminary adjustments are as follows (in thousands):

Balance Sheet

June 30, 2016
A Adjustments to cash
To reflect cash consideration for outstanding ColoEast common stock	$(70,000)

B Adjustments to loans and financing leases
To reflect estimated fair value at acquisition date. The estimated fair value includes an analysis of expected cash flows, which considers credit losses expected over the assumed life of the portfolio as a result of future events and other factors. The expected cash flows were present valued using current market discount rates for similar lending arrangements to arrive at the estimated fair value.	$(11,795)

C Adjustments to allowance for loan and lease losses
To eliminate ColoEast historical allowance for loan and lease losses, as the credit risk is contemplated in the fair value adjustments to loans and financing leases	$5,845

D Adjustments to premises and equipment, net
To reflect estimated fair value at acquisition date. The adjustment to premises and equipment was based on independent third party appraisals obtained on acquired land and buildings as of the acquisition date.	$3,021

E Adjustments to other real estate owned, net
To reflect estimated fair value at acquisition date. The estimated fair value of other real estate owned was based on independent third party appraisals, less estimated selling and closing costs, obtained as of the acquisition date.	$(1,402)

F Adjustments to goodwill
To reflect the goodwill associated with the ColoEast acquisition	$12,387
To eliminate ColoEast historical acquired goodwill	(11,518)
$869

G Adjustments to intangible assets, net
To reflect the estimated core deposit intangible asset associated with the acquisition. The core deposit intangible was estimated by comparing the cost of alternative funding sources to the cost of the deposit base of ColoEast. Time deposits are generally not included in the analysis, which uses a discounted cash flow approach.	$7,238
To eliminate ColoEast historical acquired core deposit intangible asset	(118)
$7,120

H Adjustments to deferred tax assets, net
To reflect deferred tax asset changes resulting from pro forma adjustments	$(758)

I Adjustments to other assets
To reflect estimated fair value at acquisition date	$(205)

J Adjustments to junior subordinated debentures
To reflect estimated fair value at acquisition date. The junior subordinated debentures were valued by discounting the future cash flows using current interest rates for similar financial instruments.	$(4,127)

K Adjustments to other liabilities
To reflect the liability for preferred stock dividends. The preferred stock dividends had not been declared nor accrued by ColoEast prior to the acquisition.	$4,460

L Adjustments to stockholders' equity
To eliminate ColoEast historical common stock	$(104)
To eliminate ColoEast historical additional paid-in-capital	(32,564)
To eliminate ColoEast historical retained earnings	(33,333)
To eliminate ColoEast historical accumulated other comprehensive income	(1,637)
$(67,638)

M Redemption of preferred stock
Adjustment to eliminate cash paid to redeem preferred stock	$(14,960)
Adjustment to eliminate accrued preferred stock dividends	$(4,460)
Adjustment to eliminate preferred stock redeemed	$(10,500)

Statements of Income

	Six Months Ended	Year Ended
	June 30, 2016	December 31, 2015
N Adjustments to loan interest income
To reflect accretion of loan discounts resulting from the loan fair value adjustments. The discounts will be accreted under the effective interest method as an increase to interest income on a pro rata basis based on the contractual maturities of the underlying loans.	$502	$1,711

O Adjustments to junior subordinated debentures interest expense
To reflect amortization of discounts resulting from the junior subordinated debentures fair value adjustments. The discount will be amortized as an increase to interest expense over the remaining contractual lives of the underlying debentures.	$63	$121

P Adjustments to occupancy, furniture and equipment expense
To reflect depreciation resulting from premises and equipment fair value adjustments. The fair value of premises and equipment will be depreciated over the remaining estimated useful lives on a straight-line basis.	$253	$505
To eliminate ColoEast historical depreciation expense associated with premises and equipment that have been adjusted to fair value	(360)	(599)
	$(107)	$(94)

Q Adjustments to amortization of intangible assets expense
To reflect amortization of acquired intangible assets. The core deposit intangible will be amortized over a ten year period on an accelerated basis.	$592	$1,316
To eliminate ColoEast historical amortization of intangible assets	(119)	(239)
	$473	$1,077
R Adjustments to income tax expense (benefit)
To reflect the income tax expense of the pro forma combined entity using the Company’s historical effective tax rate. The adjustment also considers the realizable value of the deferred tax assets acquired from ColoEast. Therefore, the pro forma adjustment for income tax expense considers the pretax income of ColoEast and all other income statement pro forma adjustments for the period.	$1,487	$423

NOTE 4 – UNAUDITED EARNINGS PER COMMON SHARE

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the six months ended June 30, 2016 and the year ended December 31, 2015:

	Six Months Ended	Year Ended
(Dollars in thousands)	June 30, 2016	December 31, 2015
Basic
Net income to common stockholders	$9,893	$30,702
Weighted average common shares outstanding	17,838,267	17,720,479
Basic earnings per common share	$0.55	$1.73
Diluted
Net income to common stockholders	$9,893	$30,702
Dilutive effect of preferred stock	—	780
Net income to common stockholders - diluted	$9,893	$31,482
Weighted average common shares outstanding	17,838,267	17,720,479
Add: Dilutive effects of restricted stock	113,334	79,821
Add: Dilutive effects of assumed exercises of stock warrants	60,330	48,238
Add: Dilutive effects of assumed conversion of Preferred A	—	315,773
Add: Dilutive effects of assumed conversion of Preferred B	—	360,578
Average shares and dilutive potential common shares	18,011,931	18,524,889
Dilutive earnings per common share	$0.55	$1.70

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	Six Months Ended	Year Ended
	June 30, 2016	December 31, 2015
Shares assumed to be converted from Preferred Stock Series A	315,773	—
Shares assumed to be converted from Preferred Stock Series B	360,578	—
Restricted stock awards	76,362	—
Stock options	164,175	—